Exhibit 32
                                                     Section 1350 Certifications

                         STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned are the Chief Executive Officer and Acting Treasurer or Principal Accounting Officer of WinWin Gaming, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of WinWin Gaming, Inc. for the year ended December 31, 2003.

      The undersigned certifies that such 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of WinWin Gaming, Inc. as of December 31, 2003.

This Certification is executed as of April 13, 2004.



By:    /s/Patrick Rogers
 -----------------------------------------
Name:  Patrick Rogers
Title: Chairman, CEO and President
(Principal Executive Officer)




By:    /s/Monica Soares
 -----------------------------------------
Name: Monica Soares
Title: Acting Treasurer and Secretary
(Principal Accounting Officer)
















A signed original of this written statement required by Section 906 has been provided to WinWin Gaming, Inc. and will be retained by WinWin Gaming, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.